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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on form S-4 of Texas Instruments Incorporated of our report dated March 3, 1999 relating to the financial statements and financial statement schedule appearing in Unitrode Corporation's Annual Report on Form 10-K for the year ended January 31, 1999. We also consent to the reference to us under the heading "Independent Auditors" in such Registration Statement.

                                             /s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
September 16, 1999